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EXHIBIT 23.1

Independent Auditors' Consent

The Board of Directors
Provident Bankshares Corporation

        We consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 33-73162 and 33-62859) and Forms S-8 (Nos. 33-19352, 33-22552, 33-37502, 33-51462, 333-34409, 333-45651, 333-58881, and 333-90520) of Provident Bankshares Corporation of our report dated January 15, 2003, with respect to the consolidated statement of condition of Provident Bankshares Corporation as of December 31, 2002, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for the year then ended which report appears in the December 31, 2002, annual report on Form 10-K of Provident Bankshares Corporation. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangibles, by Provident Bankshares Corporation effective January 1, 2002.

/s/ KPMG LLP

Baltimore, Maryland
March 7, 2003

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  EXHIBIT 23.1
Independent Auditors' Consent